EXHIBIT 99.3
FORM OF PROXY

BIOCANCELL THERAPEUTICS INC.

Beck Science Center
8 Hartom St, Har Hotzvim
Jerusalem 97775 Israel

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Uri Danon and/or Jonathan Burgin, each separately, as Proxy, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Series 4 Warrants to purchase shares of Common Stock of BioCancell Therapeutics Inc. held of record by the undersigned on              , at the Meeting of Series 4 Warrant holders to be held on           or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

Company Details

Company Name: BioCancell Therapeutics, Inc.

Company Address: Beck Science Center, 3rd Floor, 8 Hartom St, Jerusalem 97775, Israel.

Company Number (Company Registrar): 560025744 - Company registered under the laws of the State of Delaware.

Time and Date of Meeting:                   at                  , Jerusalem time

Type of Meeting: Meeting of Series 4 Warrant holders

Date of Record:

Series 4 Warrant holder Details:

Warrant Holder Name:

Israeli ID Number:

If Warrant holder does not hold an Israeli ID card:

Passport Number:

Issuing Country:

Valid Until:

If Warrant Holder is a Company:

Company Number:

Country of Registration:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY.  PLEASE MARK YOUR VOTE IN BLACK INK AS SHOWN HERE: ☒
Vote
Agenda Item	For	Against	Abstain
1. Approval of the reincorporation merger pursuant to which BioCancell Therapeutics Inc. will become a wholly-owned subsidiary of BioCancell Ltd., an Israeli corporation.
2. Approval to adjourn or postpone the meeting of Series 4 Warrant holders, if necessary, to solicit additional proxies if there are insufficient votes in favor of approval of the reincorporation merger.

Validity of Proxy Card:

The proxy card of a Series 4 Warrant holder not registered in the Company's books is valid provided together with a power of attorney.
The proxy card of a Series 4 Warrant holder registered in the Company's books is valid if provided together with a facsimile of the warrant holder's ID card, passport or certificate of incorporation.

The power of attorney, ID card, passport or certificate of incorporation (as applicable) must be presented to the Company’s Secretary according to the details provided herein up to 72 hours before the vote.

______________                   ____________
Date                                           Signature

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN WARRANTS ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.  WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH.  IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.  THE VOTE OF A SERIES 4 WARRANT HOLDER WHO DOES NOT COMPLETE ALL APPLICABLE SECTIONS OF THIS PROXY CARD, WILL NOT BE INCLUDED IN THE FINAL TALLY OF VOTES.